Exhibit F, Schedule 5

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
Investments in Non-System
Companies
                                                                                                               12/31/2004

                  Owner            Investment     Type of Security   # Shares    % Voting  Nature of Business  Book Value
                  -----            ----------     ---------------    --------    --------  ------------------  ----------
Venture Capital Investments (Privately Held)
          STILL OWNED (as of YE 2004)
          ----------------------------------------------------------------------------------------------------------------
          AES Holdings, LP      eMotion           Preferred Stock   414,365       < 5%    Mid-office           $         -
                                                                                          software provider
          ----------------------------------------------------------------------------------------------------------------
          AES Holdings, LP      Encorp            Common Stock        9,573       < 5%    Energy Tech          $    50,000
                                                                                          developer
          ----------------------------------------------------------------------------------------------------------------
          EBS Investments, LLC  InterXion - B     Ordinary Shares   664,807       < 5%    European             $         -
                                                                                          datacenter owner
          ----------------------------------------------------------------------------------------------------------------
          AES Holdings, LP      Pathfire          Preferred Stock 10,364,343      < 5%    Multi-format media   $   100,000
                                                                                          delivery
          ----------------------------------------------------------------------------------------------------------------
          ECT Merchant          Serveron          Common Stock    7,400,000       < 5%    Energy Tech          $         -
          Investments Corp.                                                               developer
          ----------------------------------------------------------------------------------------------------------------
          AES Holdings, LP      Surgient          Preferred Stock   626,314       < 5%    Software developer   $    50,000
          ----------------------------------------------------------------------------------------------------------------
          AES Holdings, LP      V-Span            Preferred Stock   142,857       < 10%   Video conferencing   $ 4,800,000
                                                                                          provider
          ----------------------------------------------------------------------------------------------------------------
                                       7                                                                       $ 5,000,000

Public Security Sales
          STILL OWNED (as of YE 2004)
          ----------------------------------------------------------------------------------------------------------------
          EBS Ventures          Avici             Common Stock      273,105       < 5%    Telcom hardware      $ 2,471,600
                                                                                          manufacturer
          ----------------------------------------------------------------------------------------------------------------
          ECT Thailand          NSM (Nakornthai   Common Stock    41,086,844      < 10%   Thai steel mill      $ 1,838,455
                                Strip Mill) -
                                Equity
          ----------------------------------------------------------------------------------------------------------------
          Enron North America   NSM (Nakornthai   Common Stock    10,911,382      < 10%   Thai steel mill      $   488,236
                                Strip Mill) -
                                Equity
          ----------------------------------------------------------------------------------------------------------------
          Enron North America   NSM (Nakornthai   Bond             N/A            < 10%   Thai steel mill      $   100,000
                                Strip Mill) -
                                Debt
          ----------------------------------------------------------------------------------------------------------------
          Maliseet              Mortgage Backed                                   < 10%   REIT                 $ 7,500,000
                                Securities
          ----------------------------------------------------------------------------------------------------------------
                                       5                                                                       $12,398,291


Special Assets
          STILL OWNED (as of
          YE 2004)

          ----------------------------------------------------------------------------------------------------------------
          ECT Merchant          PCDI Oconto       Member Units            15              Paper Company        $         -
          Investments Corp.     Falls Tissue LLC
          ----------------------------------------------------------------------------------------------------------------
          ECT Merchant          PCDI Oconto       Note             N/A             N/A    Paper Company        $ 2,500,000
          Investments Corp.     Falls Tissue LLC
          ----------------------------------------------------------------------------------------------------------------
          ECT Merchant          Rebox Paper,      Common Stock           500              Paper Company        $         -
          Investments Corp.     Inc.
          ----------------------------------------------------------------------------------------------------------------
          Enron North America   Cypress-Thornwell Real property    N/A             8%     Oil & Gas            $         -
          Corp.                 /Lakeside Area    interest in                             Exploration
                                of Mutual         oil and gas
                                Interest          leases and
                                                  contractual
                                                  rights in
                                                  exploration
                                                  agreement
          ----------------------------------------------------------------------------------------------------------------
          ECTMI Trutta          Cypress-Thornwell Real property    N/A             8%     Oil & Gas            $         -
          Holdings, LP          /Lakeside Area    interest in                             Exploration
                                of Mutual         oil and gas
                                Interest          leases and
                                                  contractual
                                                  rights in
                                                  exploration
                                                  agreement
          ----------------------------------------------------------------------------------------------------------------
          Enron Corp., Enron    UBS AG            Royalty         one-third        N/A    Gas and Power        $         -
          North America Corp.,                    interest on     royalty                 Trading Business
          Enron Net Works LLC,                    defined income  interest
          and Enron Canada                        of specified
          Corp.                                   gas and power
                                                  trading
                                                  business
                                                                                                              ------------
                                       6                                                                       $ 2,500,000


Limited Partnership Interests
          STILL OWNED (as of
          YE 2004)

          ----------------------------------------------------------------------------------------------------------------
          Enron Caribbean       Caribbean Basin   Ltd Interest           500      8.33%   Caribbean Power      $   500,000
          Basin Finance, Ltd.   Power Fund                                                Project Partnership
          ----------------------------------------------------------------------------------------------------------------
          Enron Investment      HEOF              LP Interest      N/A            < 5%    Minority Owned       $   250,000
          Partners                                                                        Investment
                                                                                          Partnership
          ----------------------------------------------------------------------------------------------------------------
          EE&CC                 AIG Highstar      LP Interest      N/A            < 5%    Private Equity Fund  $   300,000

          ----------------------------------------------------------------------------------------------------------------
          ECT Merchant          AIG Highstar      LP Interest      N/A            < 5%    Private Equity Fund  $   300,000
          Investments Corp.
          ----------------------------------------------------------------------------------------------------------------
                                       4                                                                       $ 1,350,000


--------------------------------------------------------------------------------------------------------------------------
                                 Subtotal                                                                      $21,248,291
                                (Non-Europe)
--------------------------------------------------------------------------------------------------------------------------

Europe
          STILL OWNED (as of
          YE 2004)

          ----------------------------------------------------------------------------------------------------------------
          ECT Europe Inc.       IPE - Class A1    Preferred Stock   136,472       < 5%    International        $         -
                                Shares                                                    Petroleum Exchange
          ----------------------------------------------------------------------------------------------------------------
                                       1
--------------------------------------------------------------------------------------------------------------------------
                                 Subtotal                                                                      $         -
                                (Europe)
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                 Total                                                                         $21,248,291

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